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                                  EXHIBIT A

              AGREEMENT TO FILE JOINT STATEMENT ON SCHEDULE 13D

     The parties hereto agree as follows:

     Pursuant to Rule 13d-1(f)(1) of Regulation 13D-G promulgated by the Securities and Exchange Commission, the parties hereto hereby agree to file jointly with the Securities and EQUITY COMPRESSION SERVICES CORPORATION (the "Corporation"), and any national securities exchange on which securities of the Corporation may be listed, the Statement on Schedule 13D to which this Agreement is attached as an exhibit. The parties hereto further agree to file jointly with such entities any and all amendments to said Statement on Schedule 13D as they may deem necessary or appropriate, unless and until such time as one party hereto shall notify the other in writing of its desire to terminate this agreement.

     DATED as of December 29, 1996.


                  HACL, Ltd.

                  BY:  SIX DAWACO, INC.,
                       General Partner


                  BY:  /s/ RAY C. DAVIS
                       -------------------------------
                       Ray C. Davis, President


                  ENERGY INVESTMENT JOINT VENTURE

                  BY:  HALC, LTD., Managing Joint Venture Partner

                  BY:  SIX DAWACO, INC., General Partner


                  BY:  /s/ RAY C. DAVIS
                       -------------------------------
                       Ray Davis, President


Attention: Intentional misstatements or omissions of fact constitute federal criminal violations (See 18 U.S.C. 1001).